Exhibit 99.3

CACI International Inc

Unaudited Pro Forma Condensed Combined Financial Statements

As of and for the Three Months ended September 30, 2015

and for the Year ended June 30, 2015

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 1, 2016, CACI International Inc (CACI or the Company) acquired L-3 National Security Solutions, Inc. and L-3 Data Tactics Corporation (together, “NSS”).  NSS is a prime mission partner to the U.S. Department of Defense, U.S. government intelligence agencies, and U.S. federal civilian agencies.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 has been prepared as if the NSS acquisition had occurred on such date. The unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2015 and the twelve months ended June 30, 2015 have been prepared as if the NSS acquisition had occurred on July 1, 2014.

The historical consolidated financial information of CACI and the financial information of NSS have been adjusted in the unaudited pro forma combined financial statements to give effect to pro forma events that are (1) directly attributable to the NSS acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma combined financial information was based on and should be read in conjunction with the:

•

historical audited consolidated financial statements for the year ended June 30, 2015 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of CACI included in its Annual Report on Form 10-K;

•	historical unaudited interim consolidated financial statements and related notes of CACI included in its Quarterly Report on Form 10-Q for the three months ended September 30, 2015; and
•	historical combined financial statements of NSS included as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not intended to represent or be indicative of what the actual combined results of operations or the combined financial position of CACI would have been had the NSS acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of CACI nor does it reflect any operational efficiency that may have been achieved if the acquisition had occurred on July 1, 2014 or September 30, 2015. NSS’ operating results included in the unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2015 are not intended to represent or be indicative of operating results for a full year.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting which requires, among other things, the assets acquired and liabilities assumed to be recognized at their fair values as of the acquisition date. We believe that the fair values assigned to the assets acquired and the liabilities assumed, as reflected in the pro forma financial statements, are based on reasonable assumptions. However, all components of the purchase price allocation are considered preliminary. CACI’s judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed can materially impact the results of operations.

CACI International Inc and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2015

(in thousands)

	As of September 30, 2015 CACI	As of September 25, 2015 NSS	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$28,999	$3,483	$(21,734)	(a)	$10,748
Accounts receivable, net	546,964	166,910	(2,175)	(b)	711,699
Deferred income taxes	8,327	—	—		8,327
Prepaid expenses and other current assets	45,380	15,913	13,254	(c)	74,547
Total current assets	629,670	186,306	(10,655)		805,321
Goodwill	2,195,355	542,621	(117,725)	(d)	2,620,251
Intangible assets, net	187,895	46,875	63,625	(e)	298,395
Supplemental retirement savings plan assets	87,080	—	—		87,080
Property and equipment, net	61,290	24,796	—		86,086
Accounts receivable, long-term	7,966	—	—		7,966
Other long-term assets	35,806	3,968	—		39,774
Total assets	$3,205,062	$804,566	$(64,755)		$3,944,873
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$38,965	$—	$15,000	(f)	$53,965
Accounts payable	48,392	50,087	(2,709)	(b)	95,770
Accrued compensation and benefits	178,469	45,084	(742)	(b)	222,811
Other accrued expenses and current liabilities	116,182	59,738	3,648	(g)	179,568
Total current liabilities	382,008	154,909	15,197		552,114
Long-term debt, net of current portion	954,913	—	525,710	(f)	1,480,623
Supplemental retirement savings plan obligations	74,953	—	—		74,953
Deferred income taxes	214,750	27,741	11,306	(h)	253,797
Other long-term liabilities	69,486	40,288	(30,070)	(i)	79,704
Total liabilities	1,696,110	222,938	522,143		2,441,191
COMMITMENTS AND CONTINGENCIES
Shareholders' equity:
Parent company investment	—	581,628	(581,628)	(j)	—
Common stock	4,168	—	—		4,168
Additional paid-in capital	550,289	—	—		550,289
Retained earnings	1,552,951	—	(5,270)	(k)	1,547,681
Accumulated other comprehensive loss	(22,404)	—	—		(22,404)
Treasury stock, at cost	(576,187)	—	—		(576,187)
Total CACI shareholders' equity	1,508,817	581,628	(586,898)		1,503,547
Noncontrolling interest	135	—	—		135
Total shareholders’ equity	1,508,952	581,628	(586,898)		1,503,682
Total liabilities and shareholders’ equity	$3,205,062	$804,566	$(64,755)		$3,944,873

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CACI International Inc and Subsidiaries

Pro Forma Condensed Combined Statement of Operations

Three Months Ended September 30, 2015

(in thousands except per share amounts)

	Three Months Ended September 30, 2015 CACI	Three Months Ended September 25, 2015 NSS	Pro Forma Adjustments		Pro Forma Combined
Revenue	$822,442	$277,893	$(7,107)	(a)	$1,093,228
Cost of revenue:
Direct costs	537,424	201,508	(5,557)	(a)	733,375
Indirect costs and selling expenses	205,700	62,365	(1,463)	(b)	266,602
Goodwill impairment	—	476,223	—		476,223
Depreciation and amortization	14,811	2,952	1,313	(c)	19,076
Total costs of revenue	757,935	743,048	(5,707)		1,495,276
Income (loss) from operations	64,507	(465,155)	(1,400)		(402,048)
Interest expense and other, net	9,182	6	4,511	(d)	13,699
Income (loss) before income taxes	55,325	(465,161)	(5,911)		(415,747)
Income tax expense (benefit)	21,523	(22,674)	(2,326)	(e)	(3,477)
Net income (loss)	33,802	(442,487)	(3,585)		(412,270)
Noncontrolling interest	—	—	—		—
Net income (loss) attributable to CACI	$33,802	$(442,487)	$(3,585)		$(412,270)
Basic earnings per share	$1.40				$(17.03)
Diluted earnings per share	$1.37				$(17.03)
Weighted-average basic shares outstanding	24,208				24,208
Weighted-average diluted shares outstanding	24,629				24,208

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CACI International Inc and Subsidiaries

Unaudited Pro Forma Condensed Combined Statements of Operations

Year Ended June 30, 2015

(in thousands except per share amounts)

	Year Ended June 30, 2015 CACI	Year Ended June 26, 2015 NSS	Pro Forma Adjustments		Pro Forma Combined
Revenue	$3,313,452	$1,114,012	$(26,119)	(a)	$4,401,345
Cost of revenue:
Direct costs	2,193,585	807,816	(19,863)	(a)	2,981,538
Indirect costs and selling expenses	817,403	251,823	(4,458)	(b)	1,064,768
Goodwill impairment	—	158,677	—		158,677
Depreciation and amortization	66,083	11,180	5,748	(c)	83,011
Total costs of revenue	3,077,071	1,229,496	(18,573)		4,287,994
Income (loss) from operations	236,381	(115,484)	(7,546)		113,351
Interest expense and other, net	34,758	(12)	18,304	(d)	53,050
Income (loss) before income taxes	201,623	(115,472)	(25,850)		60,301
Income tax expense (benefit)	75,327	10,525	(10,173)	(e)	75,679
Net income (loss)	126,296	(125,997)	(15,677)		(15,378)
Noncontrolling interest	(101)	—	—		(101)
Net income (loss) attributable to CACI	$126,195	$(125,997)	$(15,677)		$(15,479)
Basic earnings per share	$5.27				$(0.65)
Diluted earnings per share	$5.17				$(0.65)
Weighted-average basic shares outstanding	23,948				23,948
Weighted-average diluted shares outstanding	24,388				23,948

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CACI INTERNATIONAL INC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.	Description of Transaction

On February 1, 2016, CACI, together with its subsidiary CACI, Inc. – Federal, completed the acquisition of NSS pursuant to the terms of the stock purchase agreement for an aggregate purchase price of $550.0 million in cash, subject to an adjustment for working capital and certain other items.

CACI financed the transaction by borrowing $250.0 million under its existing revolving credit facility and by entering into an eighth amendment and first incremental facility amendment to its credit agreement to allow for the incurrence of $300.0 million in additional term loans.

Note 2.	Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2015, and the unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2015 and for the year ended June 30, 2015, are based on the historical financial statements of CACI, after giving effect to CACI’s acquisition of NSS and the assumptions and adjustments described in the notes herein. The unaudited pro forma condensed combined balance sheet as of September 30, 2015 is presented as if the acquisition occurred on September 30, 2015. The unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2015 and for the year ended June 30, 2015, are presented as if the acquisition occurred on July 1, 2014.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the results of operations or financial position of CACI that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of CACI. The unaudited pro forma financial statements, including the notes thereto, do not reflect any potential operating synergies that CACI may achieve with respect to the combined companies.  The unaudited pro forma condensed combined financial statements and notes thereto should be read in conjunction with the historical financial statements of CACI included in the annual report on Form 10-K for the year ended June 30, 2015 filed with the Securities and Exchange Commission (the SEC) on August 21, 2015 and the quarterly report on Form 10-Q for the three months ended September 30, 2015 filed with the SEC on October 30, 2015, and in conjunction with the historical financial statements of NSS presented in Exhibits 99.1 and 99.2 of this Form 8-K/A.

CACI has a fiscal year end of June 30, whereas prior to the acquisition, NSS had a December 31 fiscal year end. In order to prepare the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2015, NSS’ operating results were derived from their historical audited financial statements for the year ended December 31, 2014, deducting the six month period ended June 27, 2014 included in their historical unaudited financial statements, and adding the six month period ended June 26, 2015 included in their historical unaudited financial statements.

Note 3.	Accounting Policies

Based upon CACI’s review of NSS’ significant accounting policies, the pro forma financial statements assume there will be no adjustments required to conform NSS’ accounting policies to CACI’s accounting policies. However, certain balances from the historical financial statements of NSS were reclassified to conform to CACI’s financial statement presentation. At this time, CACI is not aware of any other differences that would have a material impact on the pro forma financial statements.

CACI INTERNATIONAL INC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

Note 4.	Preliminary Purchase Price Allocation

CACI’s acquisition of NSS was accounted for using the acquisition method of accounting which requires, among other things, that the assets acquired and the liabilities assumed be recognized at their fair values as of the acquisition date. The initial purchase consideration paid at closing to acquire NSS was $550.0 million plus $11.2 million representing the estimated cash and net working capital adjustment, as defined in the agreement. Subsequent to closing, we estimated that a refund of $13.3 million is due from the sellers based on cash and net working capital balances presented in the closing balance sheet.

CACI is in the process of finalizing its valuation of the assets acquired and liabilities assumed. Based on the Company’s preliminary valuation, the total estimated consideration of $547.9 million has been allocated to assets acquired and liabilities assumed as of the acquisition date, as follows (in thousands):

Cash and cash equivalents	$2,596
Accounts receivable, net	200,251
Prepaid expenses and other current assets	8,629
Property and equipment, net	21,938
Intangible assets, net	110,500
Goodwill	403,297
Other long-term assets	437
Accounts payable	(57,616)
Accrued compensation and benefits	(38,953)
Other accrued expenses and current liabilities	(37,855)
Deferred income taxes	(60,048)
Other long-term liabilities	(5,280)
Total estimated consideration	$547,896

The value attributed to customer contracts and related customer relationships is being amortized on an accelerated basis over approximately 15 years.

CACI INTERNATIONAL INC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

Note 5.	Pro Forma Adjustments – Balance Sheet

The following pro forma adjustments, which are based on preliminary estimates and assumptions that are subject to change, are included in the unaudited pro forma condensed combined balance sheet:

(a)	To reflect the cash outflows as a result of the NSS acquisition, consisting of the following (in thousands):

Proceeds from additional borrowing	$550,000
Payment of purchase consideration	(561,150)
Payment of financing fees	(9,290)
Payment of CACI transaction costs	(1,294)
Adjustment to cash and cash equivalents	$(21,734)

(b)	To eliminate assets and liabilities related to contracts that were not acquired or assumed in the acquisition.

(c)	To reflect an estimated cash and net working capital refund to be received from sellers based on the closing balance sheet.

(d)	To eliminate NSS’ historical goodwill and record the estimated fair value of the goodwill that would have been recognized if the acquisition occurred on September 30, 2015.

(e)	To eliminate NSS’ historical intangible assets and record the estimated fair value at the date of acquisition of the identifiable intangible assets acquired.

(f)	To reflect changes in long-term debt, as follows (in thousands):

	Current Portion of Long-Term Debt	Long-Term Debt
Additional borrowings	$15,000	$535,000
Capitalized financing fees associated with additional borrowings	—	(9,290)
Adjustment to long-term debt	$15,000	$525,710

CACI INTERNATIONAL INC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

Note 5.	Pro Forma Adjustments – Balance Sheet (continued)

(g)	To reflect changes in other accrued expenses and current liabilities, as follows (in thousands):

Accrue transaction costs incurred after September 30, 2015 that were not paid as of closing	$5,656
Reduce income tax payable for deductible portion of accrued transaction costs	(1,680)
Eliminate NSS' liabilities related to contracts that were not acquired in the acquisition	(328)
Adjustment to other accrued expenses and current liabilities	$3,648

(h)	To reflect changes in noncurrent deferred income taxes, as follows:

Eliminate NSS’ deferred tax liability associated with its historical intangible assets	$(32,181)
Record deferred tax liability associated with future amortization of identifiable intangibles recognized in the acquisition, which are not deductible for income tax purposes	43,487
Adjustment to deferred income taxes	$11,306

(i)	To eliminate NSS’ tax obligations not assumed as part of the acquisition.

(j)	To eliminate NSS’ historical equity balance.

(k)	To adjust for CACI transaction costs incurred after September 30, 2015, net of tax.

CACI INTERNATIONAL INC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

Note 6.Pro Forma Adjustments – Statements of Operations

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations:

(a)	To eliminate revenues and costs related to contracts that were not acquired or assumed in the acquisition.

(b)	To reflect changes in indirect costs and selling expenses, as follows (in thousands):

	Three Months Ended September 30, 2015	Year Ended June 30, 2015
Elimination of non-recurring acquisition-related transaction costs	$(328)	$—
Elimination of costs related to contracts not acquired in the NSS acquisition	(1,135)	(4,458)
Adjustment to indirect costs and selling expenses	$(1,463)	$(4,458)

(c)	To reflect changes in depreciation and amortization expense, as follows (in thousands):

	Three Months Ended September 30, 2015	Year Ended June 30, 2015
Estimated amortization expense of acquired intangible assets	$2,418	$10,025
Eliminate NSS' historical intangible asset amortization expense	(1,105)	(4,277)
Adjustment to depreciation and amortization expense	$1,313	$5,748

(d)	To reflect changes in interest expense and other, net, as follows (in thousands):

	Three Months Ended September 30, 2015	Year Ended June 30, 2015
Estimated interest expense associated with additional CACI borrowings	$3,945	$16,056
Amortization of deferred financing fees associated with additional CACI borrowings	566	2,248
Adjustment to interest expense and other, net	$4,511	$18,304

Estimated interest expense associated with the additional borrowing was computed using the interest rate on the additional borrowing in effect on the date of the borrowing.

(e)	To reflect the income tax effect of pro forma adjustments based on the blended statutory tax rate of 39.355%.

CACI INTERNATIONAL INC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

Note 7.	Earnings per Share

Because CACI paid cash to acquire NSS and did not issue any stock or stock-based awards in connection with the NSS acquisition, the number of weighted average common shares outstanding used to compute pro forma basic and diluted earnings per share are the same as the CACI historical amounts. However, when a pro forma combined net loss exists, diluted EPS is computed in the same manner as basic EPS.

Note 8.	Non-cash items

NSS’ historical financial statements include $476.2 million and $158.7 million of non-cash (pre-tax) goodwill impairment charges for the three months ended September 30, 2015 and the year ended June 30, 2015, respectively.  Pro forma combined basic earnings per share excluding these goodwill impairment charges (after-tax) would be approximately $1.51 and $5.66 for the three months ended September 30, 2015 and the year ended June 30, 2015, respectively. Pro forma combined diluted earnings per share excluding these goodwill impairment charges (after-tax) would be approximately $1.48 and $5.56 for the three months ended September 30, 2015 and the year ended June 30, 2015, respectively.